----------------------------------------------------------------------

                       Class B          Ending           Ending
       Date              NAV            Shares           Dollars

AAL Capital Growth
                08-Jan-920.66           48.403          1,000.00
                31-Jan-921.71           48.403          1,050.82
                28-Feb-921.47           48.403          1,039.21
                31-Mar-920.43           48.403           988.87
                30-Apr-921.45           48.403          1,038.24
APRIL
      3.82%                                 Class B From Inception 1/8
     -1.1762%      Class B From Inception With CDSC
MARCH
      -1.11%                                Class B From Inception 1/8
     -6.0576%      Class B From Inception With CDSC


      AAL Mid Cap Stock Fund
----------------------------------------------------------------------

       Date            Class B          Ending           Ending
                         NAV            Shares           Dollars




    08-Jan-97           13.67           73.153          1,000.00
    31-Jan-97           14.06           73.153          1,028.53
    28-Feb-97           13.58           73.153           993.42
    31-Mar-97           12.57           73.153           919.53
    30-Apr-97           12.69           73.153           928.31

----------------------------------------------------------------------
      APRIL
      -7.17%         Class B Return From Inception


    -11.8105%      Class B Returns From Inception with CDSC

      MARCH

      -8.05%         Class B Return From Inception


    -12.6445%      Class B Returns From Inception with CDSC

The AAL Small Cap
                30-Apr-97
(Assuming Reinvestment of all Dividends)

                                                            Standardized Total Return Calculation
                                                            Based Upon Initial Investment after Sales Charge

                                                                 From Inception               Calender Year 1997
                                        Dividends Paid      Ending         Ending         Ending         Ending         Ending
Date                N.A.V     P.O.P     Per Share           Shares         Dollars        Dollars        Shares         Dollars

01-Jul-96           $10.00    10.42                         95.969         959.69         959.69
31-Jul-96           9.55      9.95                          95.969         916.51         916.51
30-Aug-96           10.75     11.20                         95.969         1,031.67       1,031.67
30-Sep-96           11.24     11.71                         95.969         1,078.69       1,078.69
31-Oct-96           10.88     11.33                         95.969         1,044.15       1,044.15
29-Nov-96           11.13     11.59                         95.969         1,068.14       1,068.14
30-Dec-96           11.06     11.52     0.267029175         98.286         1,087.05       1,087.05
31-Dec-96           11.20     11.67                         98.286         1,100.81       1,100.81       85.690         959.73
31-Jan-97           11.24     11.71                         98.286         1,104.74       1,104.74       85.690         963.15
28-Feb-97           10.75     11.20                         98.286         1,056.58       1,056.58       85.690         921.17
31-Mar-97           10.06     10.48                         98.286         988.76         988.76         85.690         862.04
30-Apr-97           9.84      10.25                         98.286         967.14         967.14         85.690         843.19

Total Return Based Upon Gross Amount Invested               Total Return Based Upon Net Amount Invested
n =                    1.20462                                                            1.20462

Annualized From Inception               -3.94524%           Annualized From Inception

For Last 12 Months                      -3.28624%           For Last 12 Months

Calender Year 1997                      -15.68123%          For Calender Year 1997

Gross Return From Inception             -3.28624%           Gross Return From Inception

                                                            Six Month Return (4/30/97)
12 month dividend distributions         0.267029175


--------------------------------------------------------------------------------

                       Class B          Ending           Ending
       Date              NAV            Shares           Dollars

  AAL Small Cap
                08-Jan-911.17           89.526          1,000.00
                31-Jan-911.23           89.526          1,005.37
                28-Feb-910.73           89.526           960.61
                31-Mar-910.04           89.526           898.84
                30-Apr-979.81           89.526           878.25
--------------------------------------------------------------------------------

     -12.18%       Class B From Inception

    -16.5667%      Class B From Inception with CDSC


MARCH

     -10.12%       Class B From Inception

    -14.6106%      Class B From Inception with CDSC


----------------------------------------------------------------------

                         NAV            Ending           Ending
       Date            Class B          Shares           Dollars

              AAL International
    08-Jan-97           10.98           91.075          1,000.00
    31-Jan-97           $11.15          91.075          1,015.48
    28-Feb-97           $11.39          91.075          1,037.34
    31-Mar-97           $11.37          91.075          1,035.52
    30-Apr-97           $11.34          91.075          1,032.79

----------------------------------------------------------------------

      3.28%        Class B From Inception 1/8/97


      -1.72%       Class B With CDSC


      MARCH
      3.55%        Class B From Inception 1/8/97

      -1.45%       Class B With CDSC

   AAL Utility
--------------------------------------------------------------------------------

       Date            Class B                         Ending           Ending
                         NAV           Dividend        Shares           Dollars


    08-Jan-97           11.40                          87.719          1,000.00
    31-Jan-97           11.54                          87.719          1,012.28
    28-Feb-97           11.60                          87.719          1,017.54
    31-Mar-97           11.23            0.025         87.915           987.28
    30-Apr-97           11.37                          87.915           999.59

--------------------------------------------------------------------------------

APRIL

   -0.04113%                                      Class B Return from Inception


    -5.0411%     Class B Returns From Inception with CDSC


March
   -1.27193%                                      Class B Return from Inception


    -6.2083%     Class B Returns From Inception with CDSC

--------------------------------------------------------------------------------
AAL Bond


                  Class B         Dividend          Ending           Ending
Date               N.A.V           Class B          Shares           Dollars



08-Jan-97          $9.71                            102.987         1,000.00
31-Jan-97          $9.75        0.03254849875       103.330         1,007.47
28-Feb-97          $9.73        0.04384959359       103.796         1,009.94
31-Mar-97          $9.58        0.04280413447       104.260          998.81
30-Apr-97          $9.64        0.04383320439       104.734         1,009.64

--------------------------------------------------------------------------------

April            0.96%      Class B Return from Inception
                  -=

April          -4.0847%     Class B Returns From Inception with CDSC
            =


March           -0.12%      Class B Return from Inception
                  -=

March          -5.1191%     Class B Returns From Inception with CDSC

-------------------------------------------------------------------------------

AAL Municpal Bond



                     Class B          Class B          Ending           Ending
     Date              NAV           Dividend          Shares           Dollars




08-Jan-97            $11.02                           90.744          1,000.00
31-Jan-97            $11.04       0.02793639221       90.974          1,004.35
28-Feb-97            $11.10       0.03700536029       91.277          1,013.17
31-Mar-97            $10.87       0.03630985920       91.582           995.50
30-Apr-97            $10.92       0.03596170009       91.884          1,003.37


-------------------------------------------------------------------------------

                          The AAL High Yield Bond Fund
    30-Apr-97
                    (Assumes Reinvestment of all Dividends)

                                                            Standardized Total Return Calculation Based upon initial investment

                                                   From Inception            For Last 12 Months          For Calendar Year 1997
                                   Dividends      Ending    Ending         Ending         Ending    Ending         Ending    Ending
Date           N.A.V     P.O.P     Per Share      Shares    Dollars        Shares         Dollars   Shares         Dollars   Shares

09-Jan-97      10.00     10.42                    95.69     959.69         95.969         959.69    95.969         959.69
31-Jan-97      10.00     10.42     0.045031029970 96.401    964.01         96.401         964.01    96.401         964.01
28-Feb-97      10.16     10.58     0.07572615     97.120    986.74         97.120         986.74    97.120         986.74
31-Mar-97      9.81      10.22     0.074449919    97.857    959.98         97.857         959.98    97.857         959.98
30-Apr-97      9.88      10.29     0.075109433    98.601    974.18         98.601         974.18    98.601         974.18



Total Return Based Upon Gross Amount Invested                              Total Return Based Upon Net Amount Invested
       N =             3.28829

Gross Return From Inception        -2.58226%                               Gross Return From Inception             1.510%

For Last 12 Months                 -2.58226%                               For Last 12 Months                      1.510%

For Calendar Year 1997             -2.58226%                               For Calendar Year 1997                  1.510%

Annualized For Last 3 Years                                                Annualized For Last 3 Years

Annualized For Last 5 Years                                                Annualized For Last 5 Years

Annualized From Inception          -8.24312%                               Annualized From Inception               5.050%

  Distributions                                                            Six Month Return (4/30/97)              1.509%

    Inception                      0.27031653286

      5 year

      3 year

     12 month                      0.27031653286
                                   =============

Calendar Year 1997                 0.27031653286
                                   =============


----------------------------------------------------------------------
Class B                                                   Class B
                      Dividends         Ending           Ending
      N.A.V           Per Share         Shares           Dollars

      10.00                             100.000         1,000.00
      10.01            0.0435           100.4350        1,005.35
      10.17            0.0705           101.1320        1,028.51
       9.82            0.0679           101.8310         999.98
       9.88            0.0691           102.544         1,013.14



----------------------------------------------------------------------
      April
----------------------------------------------------------------------
      Class B                             Net             CDSC
  For Last 12 Months                    1.3138%          -3.686%
                                           =                =
  For Calendar Year 1997                1.3138%          -3.686%
                                           =                =
  Annualized From Inception             0.000%           0.000%
                                                            =
----------------------------------------------------------------------

March              Class B Share  from Inception                 0.00%


                   Class B Returns From Inception with CDSC      -5.0016%

     The AAL Money Market Fund
----------------------------------------------------------------------
  Class B - CDSC
                                          Net             CDSC

For Last 12 Months                      4.8645%         0.86454%
                                           =                =
For Calender Year 1997                  1.3226%         -3.67743%
                                           =                =


Annualized For Last 3 years             4.5628%         3.94913%
                                           =                =
----------------------------------------------------------------------